UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 001-36154

Delaware	20-8740447
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 250 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.l4a–12)

☐	Pre–commencement communications pursuant to Rule 1 4d–2(b) under the Exchange Act (17 CFR 240. 14d–2(b))

☐	Pre–commencement communications pursuant to Rule 1 3e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 31, 2013, a wholly owned subsidiary of Surgical Care Affiliates, Inc. (“SCA”) sold its 51% controlling interest in Fort Worth Endoscopy Center, a Texas general partnership (“FWEC”), to FWEC Acquisition Entity, LLC for $1.3 million in cash (the “Sale”). In conjunction with the Sale, SCA entered into a new management agreement with FWEC, such that SCA will not classify FWEC as a discontinued operation because the management agreement constitutes continuing involvement under FASB Accounting Standards Codification 205-20, Discontinued Operations. SCA has determined that the Sale of its interest in FWEC meets the requirements of a disposition of a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) for purposes of Item 2.01 of Form 8-K, requiring the filing of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The required unaudited pro forma condensed consolidated financial information of SCA that gives effect to the Sale is attached as Exhibit 99.1 hereto and incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description of Exhibit

Exhibit 99.1	Unaudited pro forma condensed consolidated financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SURGICAL CARE AFFILIATES, INC. (Registrant)

Date: January 7, 2014	/s/ Peter Clemens
Peter Clemens Executive Vice President and Chief Financial Officer

3